CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Global & International Funds of our report dated January 22, 2020, relating to the financial statements and financial highlights, which appears in Delaware Global Value Fund’s Annual Report on Form N-CSR for the year ended November 30, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 25, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Global & International Funds of our reports dated January 22, 2020, relating to the financial statements and financial highlights, which appear in Delaware Emerging Markets Fund, Delaware International Small Cap Fund and Delaware International Value Equity Fund’s Annual Report on Form N-CSR for the year ended November 30, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 25, 2020